OLSHAN LETTERHEAD
EXHIBIT 5.1
September 9, 2009
SP Acquisition Holdings, Inc.
590 Madison Avenue, 32nd Floor
New York, NY 10022

Re:	SP Acquisition Holdings, Inc. Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to SP Acquisition Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-4 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance by the Company of up to 2,512,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”) and up to 2,512,000 warrants to purchase Common Stock (the “Warrants”), pursuant to the Agreement and Plan of Merger, dated as of July 30, 2009, by and between SPAH and Frontier Financial Corporation (“Frontier”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 10, 2009 (as amended, the “Merger Agreement”), pursuant to which Frontier will merge with and into SPAH (the “Merger”). This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
     We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the joint proxy statement/prospectus forming a part thereof, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, in each case as amended to date, the Merger Agreement and the other transaction documents related thereto, the Amended and Restated Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company, as amended, corporate proceedings of the Company, and such other documents as we have considered appropriate for the purposes of the opinion hereinafter expressed. We have also reviewed such other matters of law and have examined and have relied upon such corporate documents, certificates, agreements, instruments and records, as we have deemed necessary for the purpose of expressing an opinion as set forth below. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualification and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized and, upon issuance and delivery to Frontier in accordance with the Merger Agreement, as described in the Registration Statement, will be validly issued, fully paid and non-assessable, and (2) the Warrants have been duly authorized and, upon issuance and delivery to Frontier in accordance with the Merger Agreement, as described in the Registration Statement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     We are members of the Bar of the State of New York. We express no opinion as to the effects of any laws, statutes, regulations or ordinances other than the laws of the State of New York and of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”). In rendering our opinion as it relates to the laws of the State of Delaware, we have reviewed the Constitution of the State of Delaware and the DGCL (but not to the extent affected by other, noncorporate law) and reported judicial decisions in the State of Delaware under the DGCL.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the Registration Statement and the joint proxy statement/prospectus forming a part thereof. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     This opinion is being furnished in connection with the offer of the Shares and Warrants and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion does not constitute such prior written consent.

Very truly yours,

/s/	OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

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